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                                                                     EXHIBIT 5.1

                              MISICK AND STANBROOK
                                  P.O. Box 127
                                Town Center Mall
                                 Providencioles
                             Turks & Caicos Islands
                              British West Indies

February   , 1994

USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776

USX Capital LLC
c/o USX Capital Management Company
    5555 San Felipe Road
    Houston, Texas 77056

Gentlemen:

     We have acted as Turks & Caicos Islands counsel for USX Corporation ("USX") and USX Capital LLC (the "Company") in connection with the proposed issuance and sale by the Company of up to 10,000,000 of the Company's Cumulative Guaranteed Monthly Income Preferred Shares and the Guarantees of such Preferred Shares by USX.

     We have participated in the preparation of the Registration Statement on Form S-3 with respect to said Preferred Shares and Guarantees to be filed with the Securities and Exchange Commission.

     Based on the foregoing, we are of the opinion that USX Capital LLC has been duly incorporated and is validly existing and in good standing under the laws of Turks and Caicos Islands. We are further of the opinion that, when the Preferred Shares are issued by the Company, and sold, said Preferred Shares will be legally issued, valid and binding obligations of the Company.

     We hereby confirm our opinion as set forth under the caption "TAXATION" in the Prospectus constituting part of the Company's and USX's Registration Statement on Form S-3.

     We hereby consent to the use of our name, including under the captions "TAXATION" and "VALIDITY OF SECURITIES", in the Prospectus constituting part of the Form S-3 Registration Statement of the Company and USX relating to the Preferred Shares of the Company guaranteed to the extent set forth in the Prospectus by USX, and to the filing of this consent as an exhibit thereto.

                                          MISICK AND STANBROOK